UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

 Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 598-1230
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 24, 2018 in Houston, Texas. At the Annual Meeting, stockholders were requested to (i) elect six individuals to serve on the Board until the next annual meeting of stockholders, and (ii) ratify the appointment of BDO USA, LLP as the Company’s independent auditors for 2018, each as more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 11, 2018.
Proposal 1: Election of Directors. All six nominees were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders by the votes indicated below:

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Thomas R. Bates, Jr.	26,388,246	4,362,013	3,618,982
Byron A. Dunn	28,564,848	2,185,411	3,618,982
James D. Crandell	26,826,048	3,924,211	3,618,982
Matthew D. Fitzgerald	29,298,715	1,451,544	3,618,982
Daniel F. McNease	26,840,633	3,909,626	3,618,982
Tighe A. Noonan	30,060,307	689,952	3,618,982
Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018. The ratification of BDO, LLP as the Company’s independent auditors for 2018 was approved by the votes indicated below:

For	Against	Abstain
34,354,382	7,371	7,488

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: May 29, 2018	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President & Chief Financial Officer